Exhibit 10.1

AMENDMENT NO. 1 TO THE EQUITY DISTRIBUTION AGREEMENT

March 26, 2021

PIPER SANDLER & CO.

U.S. Bancorp Center

Minneapolis, Minnesota 55402 Ladies and Gentlemen:

This Amendment No. 1 to the Equity Distribution Agreement (this “Amendment”) is entered into as of the date first written above by Aquestive Therapeutics, Inc., a Delaware Corporation (the “Company”), and Piper Sandler & Co. (f/k/a Piper Jaffray & Co., the “Agent”), that are parties to that certain Equity Distribution Agreement, dated September 11, 2019 (the “Original Agreement”). All capitalized terms not defined herein shall have the meanings ascribed to them in the Original Agreement. The parties, intending to be legally bound, hereby amend the Original Agreement as follows:

1.          The preamble to the Original Agreement is hereby deleted in its entirety and replaced with the following:

As further set forth in this agreement (this “Agreement”), Aquestive Therapeutics, Inc., a company organized under the laws of Delaware (the “Company”), proposes to issue and sell from time to time through Piper Sandler & Co. (the “Agent”), as sales agent, shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (such shares of Common Stock to be sold pursuant to this Agreement, the “Shares”) on terms set forth herein. Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitation set forth in Section 2 of this Agreement on the number of Shares issued and sold under this Agreement shall be the sole responsibility of the Company, and the Agent shall have no obligation in connection with such compliance.

2.          Pursuant to Section 3(g) of the Agreement, the Company shall reimburse the Agent for the out of pocket reasonable and documented fees and disbursements of the Agent’s counsel actually incurred in connection with the execution of this Amendment in an amount not to exceed $50,000.

3.          The Company represents and warrants to, and agrees with the Agent that this Amendment has been duly authorized, executed and delivered by, and is a valid and binding agreement of, the Company.

4.          This Amendment, together with the Original Agreement (including all schedules and exhibits attached hereto and thereto and Placement Notices issued pursuant hereto and thereto), constitutes the entire agreement and supersedes all other prior and contemporaneous agreements and undertakings, both written and oral, among the parties hereto with regard to the subject matter hereof. Neither this Amendment nor any term hereof may be amended except pursuant to a written instrument executed by the Company and the Agent.  In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable as written by a court of competent jurisdiction, then such provision shall be given full force and effect to the fullest possible extent that it is valid, legal and enforceable, and the remainder of the terms and provisions herein shall be construed as if such invalid, illegal or unenforceable term or provision was not contained herein, but only to the extent that giving effect to such provision and the remainder of the terms and provisions hereof shall be in accordance with the intent of the parties as reflected in this Amendment. All references in the Original Agreement to the “Agreement” shall mean the Original Agreement as amended by this Amendment; provided, however, that all references to “date of this Agreement” in the Original Agreement shall continue to refer to the date of the Original Agreement.

5.          This Amendment shall be governed by and construed in accordance with the laws of the State of New York.  THE COMPANY (ON ITS OWN BEHALF AND ON BEHALF OF ITS STOCKHOLDERS AND AFFILIATES) HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each party hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts sitting in the Borough of Manhattan, City of New York, in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.  The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in such courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

6.          This Amendment may be executed in two or more counterparts, each one of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and may be delivered by e-mail in the form of a portable document format (PDF) file (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com).

[Remainder of Page Intentionally Blank]

If the foregoing correctly sets forth the understanding between the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding amendment to the Original Agreement between the Company and the Agent.

Very truly yours,

PIPER SANDLER & CO.

By:	/s/ Neil Riley
Name:	Neil Riley
Title:	Managing Director

ACCEPTED as of the date first-above written:

AQUESTIVE THERAPEUTICS, INC.

By:	/s/ A. Ernest Toth Jr.
Name:	A. Ernest Toth Jr.
Title:	Interim Chief Financial Officer

[Signature Page to Amendment No. 1 to Equity Distribution Agreement]